Spark Energy, Inc. Reports Third Quarter 2019 Financial Results

HOUSTON, November 5, 2019 (ACCESSWIRE) -- Spark Energy, Inc. ("Spark" or the "Company") (NASDAQ: SPKE), an independent retail energy services company, today reported financial results for the quarter ended September 30, 2019.
Key Highlights

•	Achieved $28.1 million in Adjusted EBITDA, $58.2 million in Retail Gross Margin, and $37.7 million in Net Income for the third quarter

•	Total RCE count of 772,000 as of September 30, 2019

•	Average monthly attrition of 4.0%

•	ERCOT summer insurance hedging strategy performed very well

"Our third quarter was strong, with significant improvements compared to the third quarter of last year. As expected, higher unit margins more than offset the slight increase we saw in G&A compared to the third quarter of 2018. Our overall customer book is much healthier with attrition in line with prior year. We are approaching the final steps of our brand and system consolidations and still expecting over $22 million in run-rate savings by year end 2019. We have greatly simplified our platform and expect to realize improved economies of scale and empower Spark's story going forward," said Nathan Kroeker, Spark's President and Chief Executive Officer.
Summary Third Quarter 2019 Financial Results
For the quarter ended September 30, 2019, Spark reported Adjusted EBITDA of $28.1 million compared to Adjusted EBITDA of $18.6 million for the quarter ended September 30, 2018. This increase of $9.5 million was driven by an increase in retail gross margin, more than offsetting increases in customer acquisition spending compared to the third quarter of 2018.
For the quarter ended September 30, 2019, Spark reported Retail Gross Margin of $58.2 million compared to Retail Gross Margin of $45.8 million for the quarter ended September 30, 2018. This increase of $12.4 million was primarily attributable to a 78% increase in electricity unit margins and a 13% increase in gas unit margins. Our ERCOT summer insurance hedging strategy combined with an increased percentage of residential customers in the overall customer book contributed to the successful quarter.
Net income for the quarter ended September 30, 2019, was $37.7 million compared to net income of $18.8 million for the quarter ended September 30, 2018. The increase in performance compared to the prior year was primarily the result of the increase in the non-cash mark to market position of our hedge portfolio of $25.3 million compared with the non-cash mark to market position of our hedge portfolio of $18.9 million in the third quarter of 2018. This combined with the $12.4 million increase in retail gross margin allowed for significant increased performance.

Liquidity and Capital Resources

($ in thousands)	September 30, 2019
Cash and cash equivalents	$42,580
Senior Credit Facility Availability (1)	63,113
Subordinated Debt Facility Availability (2)	14,496
Total Liquidity	$120,189
(1) Reflects amount of Letters of Credit that could be issued based on existing covenants as of September 30, 2019.
(2) The availability of the Subordinated Debt Facility is dependent on our Founder's willingness and ability to lend.
Dividend
On October 21, 2019, Spark’s Board of Directors declared quarterly dividends of $0.18125 per share of Class A common stock payable on December 16, 2019, to holders of record on December 2, 2019, and $0.546875 per share of Series A Preferred Stock payable on January 15, 2020 to holders of record on January 1, 2020.
Business Outlook
Mr. Kroeker concluded, "Based on all our work consolidating our brands and systems and our strong unit margins, we expect a strong finish to 2019.”
Conference Call and Webcast
Spark will host a conference call to discuss third quarter 2019 results on Wednesday, November 6, 2019, at 10:00 AM Central Time (11:00 AM Eastern).
A live webcast of the conference call can be accessed from the Events & Presentations page of the Spark Energy Investor Relations website at http://ir.sparkenergy.com/events-and-presentations. An archived replay of the webcast will be available for twelve months following the live presentation.
About Spark Energy, Inc.
Spark Energy, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 19 states and serves 94 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Spark Energy Investor Relations website at ir.sparkenergy.com. Investors are urged to monitor our website regularly for information and updates about the Company.
Cautionary Note Regarding Forward Looking Statements

This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this earnings release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this earnings release and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this earnings release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•	changes in commodity prices;

•	the sufficiency of risk management and hedging policies and practices;

•	the impact of extreme and unpredictable weather conditions, including hurricanes and other natural disasters;

•	federal, state and local regulation, including the industry's ability to address or adapt to potentially restrictive new regulations that may be enacted by public utility commissions;

•	our ability to borrow funds and access credit markets;

•	restrictions in our debt agreements and collateral requirements;

•	credit risk with respect to suppliers and customers;

•	changes in costs to acquire customers as well as actual attrition rates;

•	accuracy of billing systems;

•	our ability to successfully identify, complete, and efficiently integrate acquisitions into our operations;

•	significant changes in, or new charges by, the ISOs in the regions in which we operate;

•	competition; and

•	the “Risk Factors” in our latest Annual Report on Form 10-K for the year ended December 31, 2018, in our Quarterly Reports on Form 10-Q, and other public filings and press releases.
You should review the risk factors and other factors noted throughout or incorporated by reference in this earnings release that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
For further information, please contact:
Investor Relations:
Mike Barajas, 832-200-3727

Media Relations:
Kira Jordan, 832-255-7302

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2019 AND DECEMBER 31, 2018
(in thousands, except share counts)
(unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$42,580	$41,002
Restricted cash	1,002	8,636
Accounts receivable, net of allowance for doubtful accounts of $2,995 at September 30, 2019 and $3,353 at December 31, 2018	101,672	150,866
Accounts receivable—affiliates	1,419	2,558
Inventory	3,580	3,878
Fair value of derivative assets	1,143	7,289
Customer acquisition costs, net	8,389	14,431
Customer relationships, net	14,623	16,630
Deposits	6,723	9,226
Renewable energy credit asset	16,414	25,717
Other current assets	14,296	11,747
Total current assets	211,841	291,980
Property and equipment, net	3,255	4,366
Fair value of derivative assets	94	3,276
Customer acquisition costs, net	9,328	3,893
Customer relationships, net	20,715	26,429
Deferred tax assets	23,130	27,321
Goodwill	120,343	120,343
Other assets	9,696	11,130
Total assets	$398,402	$488,738
Liabilities, Series A Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$45,708	$68,790
Accounts payable—affiliates	351	2,464
Accrued liabilities	23,755	10,845
Renewable energy credit liability	30,638	42,805
Fair value of derivative liabilities	4,460	6,478
Current payable pursuant to tax receivable agreement—affiliates	—	1,658
Current contingent consideration for acquisitions	1,328	1,328
Current portion of Note Payable	—	6,936
Other current liabilities	1,862	647
Total current liabilities	108,102	141,951
Long-term liabilities:
Fair value of derivative liabilities	1,830	106
Payable pursuant to tax receivable agreement—affiliates	—	25,917
Long-term portion of Senior Credit Facility	109,000	129,500
Subordinated debt—affiliate	10,504	10,000
Other long-term liabilities	190	212
Total liabilities	229,626	307,686
Commitments and contingencies
Series A Preferred Stock, par value $0.01 per share, 20,000,000 shares authorized, 3,702,756 issued and outstanding at September 30, 2019 and 3,707,256 issued and outstanding at December 31, 2018	90,646	90,758
Stockholders' equity:
Common Stock:
Class A common stock, par value $0.01 per share, 120,000,000 shares authorized, 14,478,999 issued, and 14,379,553 outstanding at September 30, 2019 and 14,178,284 issued and 14,078,838 outstanding at December 31, 2018	145	142
Class B common stock, par value $0.01 per share, 60,000,000 shares authorized, 20,800,000 issued and outstanding at September 30, 2019 and December 31, 2018	209	209
Additional paid-in capital	53,750	46,157
Accumulated other comprehensive (loss) income	(57)	2
Retained earnings	3,849	1,307
Treasury stock, at cost, 99,446 shares at September 30, 2019 and December 31, 2018	(2,011)	(2,011)
Total stockholders' equity	55,885	45,806
Non-controlling interest in Spark HoldCo, LLC	22,245	44,488
Total equity	78,130	90,294
Total liabilities, Series A Preferred Stock and Stockholders' equity	$398,402	$488,738

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Retail revenues	$207,341	$258,127	$625,300	$773,616
Net asset optimization (expense) revenues	(254)	348	2,242	3,798
Total Revenues	207,087	258,475	627,542	777,414
Operating Expenses:
Retail cost of revenues	123,867	193,409	477,881	645,954
General and administrative	27,629	25,695	94,352	83,522
Depreciation and amortization	9,496	13,917	31,963	39,797
Total Operating Expenses	160,992	233,021	604,196	769,273
Operating income	46,095	25,454	23,346	8,141
Other (expense)/income:
Interest expense	(2,174)	(2,762)	(6,392)	(7,323)
Interest and other income	322	(47)	1,005	707
Total other expenses	(1,852)	(2,809)	(5,387)	(6,616)
Income before income tax expense	44,243	22,645	17,959	1,525
Income tax expense	6,567	3,818	3,022	602
Net income	$37,676	$18,827	$14,937	$923
Less: Net income (loss) attributable to non-controlling interests	22,142	12,060	5,736	(3,524)
Net income attributable to Spark Energy, Inc. stockholders	$15,534	$6,767	$9,201	$4,447
Less: Dividend on Series A Preferred Stock	2,026	2,027	6,080	6,081
Net income (loss) attributable to stockholders of Class A common stock	$13,508	$4,740	$3,121	$(1,634)
Other comprehensive income (loss), net of tax:
Currency translation (loss) gain	$(45)	$47	$(143)	$(11)
Other comprehensive (loss) income	(45)	47	(143)	(11)
Comprehensive income	$37,631	$18,874	$14,794	$912
Less: Comprehensive income (loss) attributable to non-controlling interests	22,116	12,089	5,652	(3,531)
Comprehensive income attributable to Spark Energy, Inc. stockholders	$15,515	$6,785	$9,142	$4,443

Net income (loss) attributable to Spark Energy, Inc. per share of Class A common stock
Basic	$0.94	$0.35	$0.22	$(0.12)
Diluted	$0.93	$0.35	$0.22	$(0.12)

Weighted average shares of Class A common stock outstanding
Basic	14,380	13,394	14,254	13,254
Diluted	14,514	13,394	14,429	13,254

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$14,937	$923
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization expense	31,965	38,538
Deferred income taxes	34	(749)
Change in TRA liability	—	79
Stock based compensation	4,053	3,707
Amortization of deferred financing costs	1,002	1,243
Excess tax benefit related to restricted stock vesting	—	(101)
Change in Fair Value of Earnout liabilities	—	(63)
Bad debt expense	9,185	8,480
Loss on derivatives, net	42,690	1,371
Current period cash settlements on derivatives, net	(32,593)	6,189
Other	(608)	(489)
Changes in assets and liabilities:
Decrease in accounts receivable	40,008	21,029
Decrease (increase) in accounts receivable—affiliates	1,139	(390)
Decrease in inventory	298	475
Increase in customer acquisition costs	(13,608)	(8,949)
Decrease (increase) in prepaid and other current assets	9,211	(10,999)
Increase in intangible assets—customer acquisitions	—	(86)
(Increase) decrease in other assets	(394)	92
Decrease in accounts payable and accrued liabilities	(27,721)	(11,062)
Decrease in accounts payable—affiliates	(2,114)	(1,786)
Increase (decrease) in other current liabilities	(374)	(5,140)
Decrease in other non-current liabilities	(25)	(459)
Net cash provided by operating activities	77,085	41,853
Cash flows from investing activities:
Purchases of property and equipment	(577)	(1,097)
Verde working capital settlement	—	470
Acquisition of Starion customers	(5,913)	—
Acquisition of HIKO	—	(14,290)
Acquisition of Customers from Affiliate	—	(8,776)
Net cash used in investing activities	(6,490)	(23,693)
Cash flows from financing activities:
Proceeds from (buyback) issuance of Series A Preferred Stock, net of issuance costs paid	(111)	48,490
Borrowings on notes payable	224,500	277,800
Payments on notes payable	(245,000)	(281,050)
Net borrowings on subordinated debt facility	504	—
Payment of the Major Energy Companies Earnout	—	(1,607)
Payments on the Verde promissory note	(2,036)	(6,573)
Proceeds from disgorgement of stockholders short-swing profits	55	244
Restricted stock vesting	(1,348)	(2,589)
Payment of Tax Receivable Agreement liability	(11,239)	(3,577)
Payment of dividends to Class A common stockholders	(7,776)	(7,233)
Payment of distributions to non-controlling unitholders	(28,108)	(23,701)
Payment of Preferred Stock dividends	(6,082)	(4,987)
Payment to affiliates for acquisition of customer book	(10)	—
Net cash used in financing activities	(76,651)	(4,783)

(Decrease) increase in Cash, cash equivalents and Restricted cash	(6,056)	13,377
Cash, cash equivalents and Restricted cash—beginning of period	49,638	29,419
Cash, cash equivalents and Restricted cash—end of period	$43,582	$42,796
Supplemental Disclosure of Cash Flow Information:
Non-cash items:
Property and equipment purchase accrual	$89	$(123)
Holdback for Verde Note—Indemnified Matters	$4,900	$—
Write-off of tax benefit related to tax receivable agreement liability — affiliates	$4,157	$—
Gain on settlement of tax receivable agreement liability—affiliates	$(16,336)	$—
Cash paid during the period for:
Interest	$5,245	$5,955
Taxes	$5,097	$7,461

SPARK ENERGY, INC.
OPERATING SEGMENT RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(in thousands, except volume and per unit operating data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Retail Electricity Segment
Total Revenues	$197,010	$246,182	$539,878	$676,528
Retail Cost of Revenues	119,100	186,449	433,175	587,949
Less: Net gain (loss) on non-trading derivatives, net of cash settlements	24,767	19,481	(10,027)	(4,034)
Retail Gross Margin (1) — Electricity	$53,143	$40,252	$116,730	$92,613
Volumes — Electricity (MWhs)	1,808,276	2,432,314	5,052,498	6,784,345
Retail Gross Margin (2) — Electricity per MWh	$29.39	$16.55	$23.10	$13.65

Retail Natural Gas Segment
Total Revenues	10,331	11,945	85,422	97,088
Retail Cost of Revenues	4,767	6,960	44,706	58,005
Less: Net gain (loss) on non-trading derivatives, net of cash settlements	525	(558)	963	(3,243)
Retail Gross Margin (1) — Gas	$5,039	$5,543	$39,753	$42,326
Volumes — Gas (MMBtus)	1,119,126	1,395,377	10,127,857	11,913,180
Retail Gross Margin (2) — Gas per MMBtu	$4.50	$3.97	$3.93	$3.55

(1)
Reflects the Retail Gross Margin attributable to our Retail Natural Gas Segment or Retail Electricity Segment, as applicable. Retail Gross Margin is a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Measures” section below for a reconciliation of Adjusted EBITDA and Retail Gross Margin to their most directly comparable financial measures presented in accordance with GAAP.

(2)	Reflects the Retail Gross Margin for the Retail Natural Gas Segment or Retail Electricity Segment, as applicable, divided by the total volumes in MMBtu or MWh, respectively.

Reconciliation of GAAP to Non-GAAP Measures

Adjusted EBITDA
We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize such costs and amortize them over two years. We do not deduct the cost of customer acquisitions through acquisitions of business or portfolios of customers in calculated Adjusted EBITDA. We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on derivative instruments. We also deduct non-cash compensation expense as a result of restricted stock units that are issued under our long-term incentive plan. Finally, we also adjust from time to time other non-cash or unusual and/or infrequent charges due to either their non-cash nature or their infrequency.
We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of our ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate earnings sufficient to support our proposed cash dividends;

•	our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt; and

•	our compliance with financial debt covenants.

Retail Gross Margin
We define retail gross margin as operating income (loss) plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (iii) net asset optimization revenues (expenses), (iv) net gains (losses) on non-trading derivative instruments, and (v) net current period cash settlements on non-trading derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity segments. As an indicator of our retail energy business’ operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income (loss), its most directly comparable financial measure calculated and presented in accordance with GAAP.
We believe retail gross margin provides information useful to investors as an indicator of our retail energy business's operating performance.
The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income (loss). Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income (loss), net cash provided by operating activities, or operating income (loss). Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.
Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.
The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided by operating activities for each of the periods indicated.

APPENDIX TABLES A-1 AND A-2
ADJUSTED EBITDA RECONCILIATIONS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Reconciliation of Adjusted EBITDA to Net income:
Net income	$37,676	$18,827	$14,937	$923
Depreciation and amortization	9,496	13,917	31,963	39,797
Interest expense	2,174	2,762	6,392	7,323
Income tax expense	6,567	3,818	3,022	602
EBITDA	55,913	39,324	56,314	48,645
Less:
Net, gain (loss) on derivative instruments	12,307	18,117	(42,690)	(1,371)
Net cash settlements on derivative instruments	12,721	922	33,515	(5,823)
Customer acquisition costs	4,423	2,695	13,608	8,949
Plus:
Non-cash compensation expense	1,622	1,021	4,054	3,707
Non-recurring legal and regulatory settlements	—	—	10,807	—
Adjusted EBITDA	$28,084	$18,611	$66,742	$50,597

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash provided by operating activities	$26,056	$5,443	$77,085	$41,853
Amortization of deferred financing costs	(497)	(631)	(1,002)	(1,243)
Bad debt expense	(3,170)	(2,755)	(9,185)	(8,480)
Interest expense	2,174	2,762	6,392	7,323
Income tax expense	6,567	3,818	3,022	602
Changes in operating working capital
Accounts receivable, prepaids, current assets	1,034	16,248	(50,358)	(9,640)
Inventory	1,560	2,218	(298)	(475)
Accounts payable and accrued liabilities	(963)	(5,946)	30,209	17,988
Other	(4,677)	(2,546)	10,877	2,669
Adjusted EBITDA	$28,084	$18,611	$66,742	$50,597
Cash Flow Data:
Cash flows provided by operating activities	$26,056	$5,443	$77,085	$41,853
Cash flows (used in) provided by investing activities	$(117)	$307	$(6,490)	$(23,693)
Cash flows (used in) provided by financing activities	$(10,937)	$1,344	$(76,651)	$(4,783)

The following table presents a reconciliation of Retail Gross Margin to operating income (loss) for each of the periods indicated.

APPENDIX TABLE A-3
RETAIL GROSS MARGIN RECONCILIATION
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Reconciliation of Retail Gross Margin to Operating income:
Operating income	$46,095	$25,454	$23,346	$8,141
Plus:
Depreciation and amortization	9,496	13,917	31,963	39,797
General and administrative expense	27,629	25,695	94,352	83,522
Less:
Net asset optimization (expenses) revenues	(254)	348	2,242	3,798
Net, gain (loss) on non-trading derivative instruments	12,528	17,888	(42,741)	(2,223)
Net, cash settlements on non-trading derivative instruments	12,764	1,035	33,677	(5,054)
Retail Gross Margin	$58,182	$45,795	$156,483	$134,939
Retail Gross Margin - Retail Electricity Segment	$53,143	$40,252	$116,730	$92,613
Retail Gross Margin - Retail Natural Gas Segment	$5,039	$5,543	$39,753	$42,326